UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 1, 2014

AMERICAN HOMES 4 RENT

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-36013	46-1229660
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

30601 Agoura Road, Suite 200 Agoura Hills, California		91301
(Address of Principal Executive Offices)		(Zip Code)

(805) 413-5300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

Item 3.02 Unregistered Sales of Equity Securities

On July 1, 2014, American Homes 4 Rent (the “Company”) announced that it had completed the acquisition of Beazer Pre-Owned Rental Homes, Inc. (“Beazer Rental Homes”). The acquisition adds more than 1,300 homes located in markets in Arizona, California, Florida and Nevada to the Company’s portfolio.

The acquisition was completed pursuant to an Agreement and Plan of Merger by and among American Homes 4 Rent, AMH Portfolio One, LLC, a wholly owned subsidiary of the Company (“Merger Sub”), Beazer Rental Homes and KKR Fund Holdings, L.P., as Stockholders’ Representative, dated as of July 1, 2014 (the “Merger Agreement”). As provided in the Merger Agreement, the acquisition was completed as a tax-free merger of Beazer Rental Homes with Merger Sub. The merger consideration to Beazer Homes USA, Inc., affiliates of KKR and other securityholders of Beazer Rental Homes consisted of approximately 8.2 million Class A common shares of AMH (subject to adjustment based on reconciliation of the closing working capital acquired) plus up to $5.0 million cash held in an indemnification escrow. In addition, following the acquisition, the Company assumed and repaid certain liabilities of Beazer Rental Homes, including approximately $112.8 million outstanding under Beazer Rental Homes’ credit agreement utilizing proceeds from the Company’s existing revolving credit facility and cash on hand of Beazer Rental Homes.

The issuance of the AMH common shares was made in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof, as a transaction by an issuer not involving any public offering. The Company has agreed, subject to certain exceptions, to file a registration statement relating to the resale of the AMH common shares issued in connection with the merger no later than August 15, 2014 and to cause the registration statement to remain effective until the earlier of the date all the shares have been resold pursuant to the registration statement, the shares are eligible to be freely sold pursuant to Rule 144(b)(1) or one year after the closing.

The foregoing summary of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired.

The Company intends to file the financial statements of the business acquired under cover of form 8-K/A no later than 71 calendar days after the date this Report was required to be filed.

(b)	Pro forma Financial Information.

The Company intends to file pro forma financial information under cover of form 8-K/A no later than 71 calendar days after the date this Report was required to be filed.

(d) Exhibits

The following is filed as an exhibit to this Report.

Exhibit 2.1	Agreement and Plan of Merger by and among American Homes 4 Rent, AMH Portfolio One, LLC, Beazer Pre-Owned Rental Homes, Inc. and KKR Fund Holdings, L.P. dated as of July 1, 2014 *

*	Exhibits and schedules to this agreement has been omitted as permitted under Item 601 of Regulation S-K and will be furnished supplementally upon request of the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN HOMES 4 RENT

Date: July 7, 2014	By:	/s/ Stephanie Heim
Stephanie Heim
Vice President

Index to Exhibits

Exhibit 2.1	Agreement and Plan of Merger by and among American Homes 4 Rent, AMH Portfolio One, LLC, Beazer Pre-Owned Rental Homes, Inc. and KKR Fund Holdings, L.P. dated as of July 1, 2014 *

*	Exhibits and schedules to this agreement has been omitted as permitted under Item 601 of Regulation S-K and will be furnished supplementally upon request of the Securities and Exchange Commission.